Exhibit 99.1

     Transgenomic Inc. Reports Fourth Quarter and Fiscal Year 2003 Results


            13 Percent Sequential Revenue Growth in Fourth Quarter


    OMAHA, Neb., Feb. 24 /PRNewswire-FirstCall/ -- Transgenomic Inc.
(Nasdaq: TBIO) today announced financial results for the quarter and the year ended December 31, 2003. The company's financial results are presented in the tables attached.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20000314/CGTU026 )


    Fourth Quarter 2003

    Fourth quarter revenues increased 13 percent to $8.5 million from $7.5 million in the third quarter of 2003. The net loss for the quarter, including a goodwill impairment charge of $4.8 million, was $8.5 million, representing a loss of $0.32 per share compared to a net loss of $6.1 million, or $0.25 per share, in the third quarter of 2003. The goodwill impairment charge was determined under the guidelines of Statement of Financial Accounting Standard #142. Year over year, fourth quarter revenues were $8.5 million in 2003 compared to $9.2 million in 2002, a decrease of 7 percent. The net loss for the quarter was $8.5 million, representing a loss of $0.32 per share, including the goodwill impairment charge, compared to a net loss of $9.3 million, or $0.40 per share, in 2002. The 2002 results included restructuring charges of $3.3 million.


    Year Ended December 31, 2003

    For the twelve months ended December 31, 2003, revenues were $34.1 million compared to $37.6 million in 2002, a decrease of 9 percent. The net loss for 2003 was $22.8 million, representing a loss of $0.93 per share, as compared to a net loss of $21.4 million, or $0.91 per share, for 2002. The 2003 results included a $4.8 million goodwill impairment charge as determined under the guidelines of Statement of Financial Accounting Standard #142 and restructuring charges of approximately $740,000. The 2002 results included restructuring charges of $3.3 million.


    Goodwill Impairment Charge

    Statement of Financial Accounting Standard (SFAS) #142, Goodwill and Other Intangible Assets, sets the guidelines for accounting for goodwill and other intangible assets. Specifically, it establishes that goodwill will not be amortized but, instead, be tested for impairment annually. This annual impairment test indicated and quantified a goodwill impairment of $4.8 million. This non-cash impairment charge was recorded during the fourth quarter and is reflected in operating expenses.


    Comment and Outlook

    CEO Collin D'Silva noted, "We have progressed on several important fronts. In addition to expanding our installed base of WAVE Systems, our consumables revenues continue to increase on a sequential basis. Also, we have made significant strides in advancing our Discovery Services business, which is aimed at supporting the need for genetic variation analysis in the setting of translational and clinical research." D'Silva continued, "Our specialty oligonucleotide manufacturing facility in Boulder, Colo., began generating revenue this year, and the response from early customers and prospective customers has been very positive." D'Silva also pointed out that the company continues to achieve incremental reductions in Selling, General and Administrative and Research and Development expenses.

    CFO Michael Draper discussed the company's liquidity position and outlook. He noted that while the company previously announced its intent to complete a sale and leaseback transaction related to its Glasgow, Scotland, manufacturing facility, management instead elected to broaden Transgenomic's relationship with Laurus Master Fund, Ltd. ("Laurus") in the form of a three-year, $2.75 million convertible note. According to Draper, "This arrangement is preferable to the sale and leaseback options available and follows the establishment of a $7.5 million credit facility with Laurus announced last December. Based on our current projections, we believe that these Laurus instruments will be adequate to support our operations."


    Board Addition

    The company also announced today that it has added Mr. Gregory T. Sloma to its Board of Directors. A former partner at the accounting firm of Deloitte & Touche, Mr. Sloma previously served as chief financial officer and chief executive officer of a leading publicly-traded business-to-business information services company. He currently is executive vice president and chief financial officer of a privately held electronic communications company.


    Earnings Call

    The company will host a live broadcast of its fourth quarter 2003 financial results via conference call over the Internet on Tuesday, Feb. 24, at 5 p.m. Eastern time. To listen to the webcast, investors should log on to http://www.firstcallevents.com/service/ajwz397318009gf12.html and follow the instructions listed. A link to this site will also be located on the company's Investor Relations web page at http://www.transgenomic.com/default.asp?pgid=31&cyid=1 . An archived recording of the conference call will be available and can be accessed via the web using the same links listed above for 14 days after the call. Investors can also listen to a replay via telephone from 8 p.m. ET on Feb. 24 through Tuesday, Mar. 9, 2004, midnight ET. Simply dial 402-220-2983 or 800-839-4014 from any telephone.


    About Transgenomic

    Transgenomic provides versatile and innovative research tools and related consumable products to the life sciences industry for the synthesis, separation, analysis and purification of nucleic acids and a wide variety of nucleic acid-based specialty chemicals. Transgenomic's BioSystems segment offers its WAVE Systems(R) and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been over one thousand systems installed in over 30 countries around the world.

    Through its nucleic acids business segment, Transgenomic provides specialty chemicals, including advanced nucleic acid building blocks and associated reagents, used in applications such as genetic diagnostics and therapeutics. Manufacturing operations include a cGMP facility for the synthesis of oligonucleotides.

    For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com .


    Cautionary Statement

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to expanding the Discovery Services business, continued positive results in the oligonucleotide business, and the adequacy of financing to fund operations for 2004. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.



                              TRANSGENOMIC, INC.
                          SUMMARY FINANCIAL RESULTS
                   (In thousands, except per share amounts)

                           STATEMENTS OF OPERATIONS

                                Three Months              Twelve Months
                              Ended December 31,        Ended December 31,
                              2003         2002         2003         2002
    Net Sales               $8,537       $9,212      $34,058      $37,554
    Cost of Sales            5,874        5,471       24,374       19,569
    Gross Margin             2,663        3,741        9,684       17,985

    Operating Expenses:
      Selling, General and
       Administrative        4,085        6,503       17,324       24,199
      Research and
       Development           2,206        3,297        9,305       12,201
      Restructuring Charges      -        3,282          738        3,282
      Goodwill Impairment
       Charge                4,772            -        4,772            -
    Operating Loss          (8,400)      (8,341)     (22,455)     (21,697)

    Other Income (Expenses)    (45)          21         (305)         437
    Loss Before Income
     Taxes                  (8,445)      (9,320)     (22,760)     (21,260)
    Income Tax Expense
     (Benefit)                  16           (4)          65          105
    Net Loss               $(8,461)     $(9,316)    $(22,825)    $(21,365)

    Shares Used in Computing
     Net Loss Per Share
       Basic and Diluted    26,723       23,499       24,484       23,583
    Basic and Diluted
     Net Loss Per Share     $(0.32)      $(0.40)      $(0.93)      $(0.91)

     Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly per share losses may not equal the year-to-date loss per share.


                              TRANSGENOMIC, INC.
                          SUMMARY FINANCIAL RESULTS
                                (In thousands)

                                BALANCE SHEETS

                                                 December 31,   December 31,
                                                        2003           2002
    Cash, Cash Equivalents and Short-term
     Investments                                      $1,241        $13,347
    Other Current Assets                              23,138         25,780
    Current Assets                                    24,379         39,127

    Net Property and Equipment                        18,704         15,652
    Other Assets                                      14,223         19,256
    Total Assets                                     $57,306        $74,035

    Current Liabilities                               $8,917        $11,021
    Long-term Debt                                     3,198          1,499
    Stockholders' Equity                              45,191         61,515

    Total Liabilities and Stockholders' Equity       $57,306        $74,035



SOURCE  Transgenomic Inc.
    -0-                             02/24/2004
    /CONTACT: Mitchell L. Murphy, +1-402-452-5418, mmurphy@transgenomic.com , or Robert J. Pogulis, Ph.D., +1-845-782-9617, rpogulis@transgenomic.com , both of Transgenomic, Inc./
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20000314/CGTU026
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840/
    /Web site:  http://www.transgenomic.com /
    (TBIO)

CO:  Transgenomic Inc.
ST:  Nebraska
IN:  BIO
SU:  ERN CCA